Exhibit 16.1

DeMello & Company R.F. DeMello Inc.	CERTIFIED GENERAL ACCOUNTANT	10011 Lassam Road Richmond, B.C. V7E 2C2 Tel: (604) 272-2615 Fax: (604) 272-5411

February 15, 2005

United States Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC
20549 USA

Ladies and Gentlemen:

RE: LINCOLN GOLD CORPORATION

We were previously the principal accountants for Lincoln Gold Corporation (formerly Braden Technologies, Inc.) (the “Company”) and, under the date of February 23, 2004, we reported on the balance sheets of the Company as at December 31, 2003 and 2002, and the statements of loss and deficit accumulated through the exploration stage, cash flows and stockholders’ equity for the years ended December 31, 2003 and 2002. We were dismissed as principal independent accountants of the Company effective February 14, 2005.

We have read the statements made by the Company included under Item 4.01 of its Current Report on Form 8-K dated February 14, 2005, and we agree with such statements.

Yours truly,

/s/ DeMello & Company

DeMello & Company
Certified General Accountant